                                                                    EXHIBIT 3(b)


                          REPUBLIC GROUP INCORPORATED

                          AMENDED AND RESTATED BYLAWS


                                   ARTICLE I
                                    OFFICES

       Section 1. Registered Office. The registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

       Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

       Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as the Board of Directors may from time to time designate as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 2.    Advance Notice Requirements for Directors Nominations.

              (a) Subject to Article III, Section 2 of these Bylaws, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors and (2) by any stockholder of the corporation entitled to vote for the election of directors at the meeting, who is a stockholder of record at the time of giving the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

              (b) In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation, Article II,
       Section 5 of these Bylaws, nominations for directors, other than nominations made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty days (120) prior to the date of the annual meeting of stockholders; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the annual meeting of the stockholders is made less than sixty-five (65) days prior to the date of
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       such meeting, notice by a stockholder will be timely if received at the principal executive offices of the corporation not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made. To be timely with respect to a special meeting of stockholders at which directors are to be elected, a stockholder's notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth
       (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the special meeting is made.

              (c) A stockholder's notice of a director nominee shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and (d) such other information relating to the person, as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and (2) as to the stockholder giving the notice
       (a) the name and address, as they appear on the corporation's stock register, of the stockholder; (b) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; and (c) such other information relating to the stockholder or the nomination as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected or re-elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility for election of such nominee as a director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a director nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.

              (d) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this
       Article II, Section 2.

       Section 3. Annual Meeting. Annual meetings of stockholders shall be held on the fourth Thursday in October of each year if not a legal holiday under laws of the state where such meeting is to be held, and if a legal holiday under the laws of said state, then on the succeeding business day not a legal holiday under the laws of said state, or at such other date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

       Section 4. Advance Notice Requirements for Business Conducted at Stockholder Meetings.




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              (a)    At an annual or special meeting of the stockholders, only
       such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting of stockholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by any stockholder of the corporation who is entitled to vote at such meeting, who is a stockholder of record at the time of giving of the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

              (b) In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation, Article II,
       Section 5 of these Bylaws, for business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (3) of paragraph (a) above, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty days (120) prior to the date of the annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the common stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the annual meeting is made less than sixty-five (65) days prior to the date of the meeting, notice by a stockholder will be timely if received not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made. To be timely with respect to a special meeting of stockholders, a stockholder's notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the stock of the corporation is listed or to the Nasdaq National Market, by press release or otherwise), of the date of the special meeting is made.

              (c) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (4) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (5) such other information relating to the stockholder or the business proposed to be brought before the meeting as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of stockholders except in accordance with the procedures set





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       forth in this Article II, Section 4 (or to the extent applicable,
       Article II, Section 2); provided, however, that nothing in this Article II, Section 4 shall be deemed to preclude discussion by any stockholder of any business properly bought before the annual or special meeting of stockholders in accordance with said procedures.

              (d) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 4.

              (e) Notwithstanding anything in this Section 4, or these Bylaws, should an annual or special meeting be convened and subsequently adjourned, no business may be brought before any reconvened annual or special meeting that was not, pursuant to these Bylaws, properly brought before the annual or special meeting that was previously adjourned.

       Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, or, in the event of his absence or unavailability, the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least sixty percent (60%) of the common stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

       Section 6. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at the address appearing on the records of the corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting by person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

       Section 7. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 8. List of Stockholders. The officer who has charge of the stock ledger of the





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corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 9. Quorum; Adjournments. The holders of a majority of shares entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation, as amended from time to time. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 10. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

       Section 11. Voting. Except as otherwise provided by statute or the corporation's certificate of incorporation, each stockholder of the corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the corporation standing in his or her name on the record of the stockholders of the corporation:

              (a) on the date fixed pursuant to the provisions of Section 5 of Article 5 of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

              (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or the stockholder's attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present





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at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote thereon, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which by express provision of statute or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. On a vote by written ballot, each written ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

       Section 12. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof and make a written report thereof. If any of the inspectors so appointed shall fail to appear or shall be unable to act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the numbers of shares of capital stock of the corporation outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders or employees of the corporation.

                                  ARTICLE III
                                   DIRECTORS

       Section 1. Number. The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this article; and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

       Section 2. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors, and vacancies whether because of death, resignation, disqualification, or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

       Section 3. Authority of Board. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.





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       Section 4.    Meetings.  The Board of Directors of the corporation shall hold meetings, both regular and special, at such place or places, either within or without the State of Delaware, as the Board of Directors may determine from time to time or as shall be specified in the notice of any such meeting.

       Section 5. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. If such annual meeting is not so held, then the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof (or written waiver thereof) given as hereinafter provided in Section 8 of this Article 3.

       Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 7. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, or, in the event of his absence or unavailability, the President, on twenty-four hours' notice to each director in the manner provided pursuant to Section 8 of this Article 3; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

       Section 8. Notice of Meetings. Notice of each special meeting of the board (and of each regular or annual meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 8, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be sent to each director, addressed to such director at his or her residence or usual place of business, by telegraph, cable, telex, telecopier or other similar means, or delivered to him or her personally or given to him or her by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed wavier of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 9. Quorum; Adjournments. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute, the certificate of incorporation or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A quorum, once established, shall not be broken by the withdrawal of enough directors to leave less than a quorum, and the directors present may continue to transact business until adjournment. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present at such meeting may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present at such meeting. At any adjourned meeting at which a quorum is present, any business may be





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transacted that might have been transacted at the meeting as originally called.

       Section 10. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

       Section 11. Telephonic Meetings. Unless restricted by the certificate of incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

       Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 13. Record of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

       Section 14. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

       Section 15. Resignation. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by the corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE IV
                                    OFFICERS

       Section 1. Number of Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and a Controller. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held





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by the same person.

       Section 2. Annual Appointment of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.

       Section 3. Regular Appointment of Officers. The Board of Directors may appoint such other officers (including a Chief Executive Officer) and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

       Section 4. Compensation of Officers. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

       Section 5. Removal; Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

       Section 6. Resignation. Any officer of the corporation may resign at any time by giving written notice of his resignation to the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

       Section 7. Chairman of the Board. The Chairman of the Board shall be elected from among the members of the Board of Directors and shall preside at all meetings of the stockholders and the Board of Directors unless he shall, at his option, designate the President to preside in his stead at some particular meeting and shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

       Section 8. President. The President shall preside at the meetings of the Board of Directors and stockholders in the absence of the Chairman of the Board. Subject to the supervision, approval and review of his action by the Board of Directors, the President shall have the authority to execute bonds, mortgages, instruments, contracts, agreements and stock certificates in the name of and on behalf of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall put into operation the business policies of the corporation as determined by the Board of Directors and as communicated to him by such body. In carrying out such business policies, the President shall, subject to the supervision of the Board of Directors, have general management and control of the day to day business operations of the corporation. The President shall be subject only to the authority of the Chairman of the Board and the Board of Directors in carrying out his duties. He shall make recommendations to the Chairman of the Board on all matters which would normally be reserved for the final executive responsibility of the Chairman of the Board. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Executive Vice Presidents in order of their seniority (or if there





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should be no Executive Vice Presidents then by the Vice Presidents in the order if their seniority), unless otherwise determined by the President, the Chairman of the Board or the Board of Directors.

       Section 9. Executive Vice Presidents. The Executive Vice Presidents shall generally assist the Chairman of the Board and the President and, subject to the supervision, approval and review of their actions by the Chairman of the Board, the President and the Board of Directors, shall have authority to execute bonds, mortgages, instruments, contracts, agreements and stock certificates in the name of and on behalf of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Executive Vice Presidents shall have and exercise such powers and have and perform such duties as shall be assigned to them from time to time by the President, the Chairman of the Board and the Board of Directors.

       Section 10. Vice Presidents. The Vice Presidents (who shall have such descriptive titles, if any, as the Board of Directors shall deem appropriate) shall generally assist the Chairman of the Board, the President, and the Executive Vice Presidents and, subject to supervision, approval and review of their actions by the Chairman of the Board, the President, the Executive Vice Presidents and the Board of Directors, shall have authority to execute bonds, mortgages, instruments, contracts, agreements and stock certificates in the name of and on behalf of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Vice Presidents shall have and exercise such powers and have and perform such duties as shall be assigned to each of them from time to time by the Executive Vice Presidents, the President, the Chairman of the Board and the Board of Directors.

       Section 11. Assistant Vice Presidents. The Assistant Vice Presidents shall generally assist the Chairman of the Board, the President, the Executive Vice Presidents and the Vice Presidents and shall have and exercise such power and have and perform such duties as shall be assigned to each of them from time to time by the Vice Presidents, the Executive Vice Presidents, the President and the Chairman of the Board.

       Section 12. Secretary. The Secretary shall attend all meetings of the Board of Directors when required and all meetings of the stockholders and record all the proceedings of the meeting of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, all notices required by the provisions of these bylaws or as required by law, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the records and the seal of the corporation and, when authorized by the Board of Directors, affix the seal to any instrument requiring it and when so affixed it shall be attested by the Secretary's signature or by the signature of an assistant secretary. The Secretary shall see that the books, reports, statements, and certificates required by statutes or laws applicable to the corporation are properly kept, made and filed according to law.

       Section 13. Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 14. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

       Section 15. Disbursement of Funds; Corporate Accounting. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper voucher for such disbursements, shall receive and give receipts for monies due and payable to the corporation from any source whatsoever and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the corporation.

       Section 16. Treasurer's Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of the death, resignation, retirement or removal of the Treasurer from office, of all books, papers, vouchers, money and other property belonging to the corporation of whatever kind in the possession or under the control of the Treasurer.

       Section 17. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE V
                             CERTIFICATES OF STOCK

       Section 1. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

       Section 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar whether because of death, resignation or otherwise, before such certificate has been issued by the corporation, such certificate may nevertheless be adopted by the corporation and issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

       Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

       Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction its books; provided, however, that the corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

       Section 5. Fixing the Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in its discretion, fix a new record date for the adjourned meeting. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

       Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI
                                INDEMNIFICATION

       Section 1. Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation.

              (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrate or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was or has or had agreed to become a director or officer of the corporation, or (while a director or officer of the corporation) is or was serving or has or had agreed to serve at the request of the corporation as an employee or agent of the corporation, or as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him or on his behalf in connection with such action, suit, or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to be his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              (b) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was or has or had agreed to become an employee or agent of the corporation, or (while an employee or agent of the corporation) is or was serving or has or had agreed to serve at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him or on his behalf in connection with such action, suit, or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order settlement, citation, or upon a plea of NOLO CONTENDERE or its equivalent, shall not create a presumption that the person did not act in good faith and in a manner that he really believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 2.    Actions or Suits by or in the Right of the Corporation.

              (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has or had agreed to be a director or officer of the corporation, or (while a director or officer of the corporation) is or was serving or has or had agreed to serve at the request of the corporation as an employee or agent of the corporation or as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against costs, charges, and expenses (including attorneys' fees) incurred by him or on his behalf in connection with such action or suit, and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges, and expenses that the Court of Chancery or such other court shall deem proper.

              (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has or had agreed to become an employee or agent of the corporation, or (while an employee or agent of the corporation) is or was serving or has had agreed to serve at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against costs, charges, and expenses (including attorneys' fees) incurred by him or on his behalf in connection with such action or suit, and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges, and expenses that the Court of Chancery or such other court shall deem proper.

       Section 3. Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against any and all costs, charges, and expenses (including attorneys' fees) incurred by him or on his behalf in connection therewith.

       Section 4.    Determination of Right to Indemnification.

              (a) Any indemnification under Sections 1(a) or 2(a) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1(a) or 2(a) of this Article. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel (which may be outside counsel regularly employed by the corporation) in a written opinion, or (iii) by the stockholders; provided, however, that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the corporation and the director or officer seeking indemnification. In the event that the parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination hall be made by independent legal counsel retained by the corporation especially for such purpose; provided, however, that such counsel be approved in advance in writing by both the Board of Directors and the director or officer seeking indemnification, such approval not to be unreasonably withheld by either; and provided, further, that such counsel shall not be the outside counsel regularly employed by the corporation. The fees and expenses of counsel in connection with making the determinations contemplated by this Section 4(a) shall be paid by the corporation, and, if requested by such counsel, the corporation shall give such counsel appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Notwithstanding the foregoing, any director or officer seeking indemnification by the corporation pursuant to this Section 4(a) may, either before or after a determination has been made as provided above, petition the Delaware Court of Chancery to determine whether the standard of Section 4(a) or 2(a) above has been satisfied, which court shall have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall make an independent determination of whether the standard of
       Section 1(a) or 2(a) above has been met, irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. In such proceeding the burden of proof that the applicable standard of conduct has not been met shall be upon the corporation. Neither the failure by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the person is proper in the circumstances because such person has met the standard of conduct set forth in Section 1(a) or 2(a) of this Article, nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such person has not met the applicable standard of conduct. If the court shall determine that the standard of conduct of Section 1(a) or 2(a) above has been met as to any claim, issue or matter involved in the action, suit or proceeding with respect to which there has been no prior determination pursuant to this Section 4(a) or with respect to which there has been a prior determination pursuant to the Section 4(a) that the standard of conduct in Section 1(a) or Section 2(a) has not been met, the corporation shall pay all expenses (including attorneys' fees) actually incurred by such director in connection with such judicial determination.

              (b) Any indemnification under Sections 1(b) or 2(b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person specified in such Section is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1(b) or 2(b) of this Article. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel (which may be outside counsel regularly employed by the corporation) in a written opinion, or (iii) by the stockholders. The Board of Directors shall have the sole power to determine the manner in which such determination shall be made.

       Section 5.    Advancement of Costs, Charges, and Expenses.

              (a) Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Sections 1(a) or 2(a) of this
       Article in defending, investigating or appealing a civil, criminal, administrative, arbitrative or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking shall not be required to be secured and shall be accepted by the corporation, without reference to financial ability to make repayment.

              (b) Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Sections 1(b) or 2(b) of this
       Article in defending, investigating or appealing a civil, criminal, administrative, arbitrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking shall not be required to be secured and shall be accepted by the corporation, without reference to financial ability to make repayment.

              (c) A person whose costs, charges and expenses have been paid in advance of the final disposition of an action, suit or proceeding pursuant to this Section 5 shall be required to repay the amounts so advanced only if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

       Section 6. Witness Expenses. The corporation shall reimburse any person who was or is or has or had agreed to become a director or officer of the corporation, and may indemnify any person who was or is or has or had agreed to become an agent or employee of the corporation for all costs, charges and expenses (including attorneys' fees) incurred by such person in connection with (i) such person's having been called or subpoenaed to become a witness, or to produce materials pursuant to discovery, in any civil, criminal, administrative, arbitrative or investigative action, suit or proceeding to which the corporation or any corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, in which such person or any other director, officer, employee or agent of the corporation is or was serving as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent at the request of the corporation, or in which the corporation holds an equity interest, is or was or is threatened to be made a party, or (ii) such person's serving as a witness in, or producing materials in connection with, any such action, suit or proceeding. The reimbursement of such costs, charges and expenses shall be governed by this Section 6 unless (and then only for the period that) such person becomes, is made or remains a party to any such action, suit or proceeding to which Section 1 or 2 of this Article applies.

       Section 7. Procedure for Indemnification. Any indemnification under Sections 1(a), 2(a), and 3, or advancement or reimbursement of costs, charges, and expenses under Sections 5(a) and 6 of this Article, shall be made promptly upon the written request of the director or officer, and in any event within ninety (90) days after delivery of such written request to the corporation in the case of a request pursuant to Sections 1(a) or 2(a) of this Article, and within ten (10) days after delivery of such written request in the case of a request pursuant to Section 5(a) or 6 of this Article. The costs, charges and expenses which a person entitled to indemnification or advancement or reimbursement of expenses under Sections 1(a), 2(a), 5(a) or 6 of this Article shall be entitled to receive shall be deemed to include interest calculated on a daily basis at a rate per annum equal to the lesser of (i) a rate which is two (2) percentage points above the rate of interest per annum publicly announced by Citibank, N.A. from time to time in New York as its "prime rate" (or similar reference rate) or (ii) the maximum rate of interest per annum permitted by applicable law, from the date such written request is made through the date the same is paid in full. Such interest shall be compounded quarterly. The rights to indemnification under Sections 1(a), 2(a) and 3, and advancement or reimbursement of costs, charges and expenses under Sections 5(a) and 6 of this Article shall be enforceable by the director, officer, employee or agent, as applicable, in the Delaware Chancery Court if the corporation denies such request, in whole or in part, or if no disposition thereof is made within such (90) day period or ten (10) day period, as applicable. The costs, charges and expenses incurred by a person in connection with successfully establishing his right to indemnification under Sections 1(a), 2(a) and 3 or advancement or reimbursement of costs, charges and expenses under Section 5(a) and 6 of this Article and in collecting the same shall be promptly paid by the corporation, though in any event within thirty (30) days of such person's request therefor.

       Section 8. Notice of Claims; Selection of Counsel, Conduct of Proceedings; Approval of Settlements, Subrogation. Any person entitled to indemnification or advancement or reimbursement of expenses under Sections 1, 2, 5 or 6 of this Article with respect to any action, suit or proceeding shall give the corporation written notice of such action, suit or proceeding promptly after having become a party thereto or having been called as a witness or subpoenaed to produce materials in connection therewith; provided, however, that the failure to give such notice shall not excuse the corporation from its obligations hereunder except to the extent it is actually harmed by the failure to receive such notice. In connection with any civil or criminal action, suit, or proceeding referred to in Sections 1, 2, 5 and 6 of this Article, a person referred to in such Sections shall have the right to select counsel with respect to his defense thereof; but, in any action, suit or proceeding other than one to which Section 2(a) or 2(b) hereof is applicable, the corporation shall have the right to select counsel with respect to his defense thereof; but, in any action, suit or proceeding other than one to which
Section 2(a) or 2(e) hereof is applicable, the corporation shall have the right to approve such counsel, such approval not to be unreasonable withheld. The Board of Directors may, with the written approval of such person, authorize the outside counsel regularly employed by the corporation, to represent such person in any action, suit or proceeding, whether or not the corporation is a party to such action, suit, or proceeding. The corporation shall have the right to participate in such action, suit or proceeding and be represented therein by its own counsel, but counsel for the person entitled to indemnification or advancement or reimbursement of expenses hereunder shall have the right to control the defense of such action, suit or proceeding to which Sections 1, 2 or 5 hereof are applicable. Any settlement of such action, suit, or proceeding to which Sections 1, 2 or 5 hereof are applicable must be approved by such person and the corporation; provided, however, that the corporation's approval thereof shall not be unreasonably withheld, and such approval by the corporation shall be assumed if the corporation has not provided written notice to such person to the contrary during the thirty (30) day period commencing upon delivery to the corporation of written notice of such proposed settlement. The corporation and the person seeking indemnification or advancement or reimbursement of expenses hereunder shall cooperate in the defense of such action, suit or proceeding and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by the corporation or such person. If the corporation indemnifies a person hereunder, the corporation shall be subrogated to the rights of such person to the extent of such indemnification.

       Section 9.    Partial Indemnification and Advancement.

              (a) If any action, suit or proceeding involves both (i) claims by or in the right of the corporation and (ii) claims other than claims by or in the right of the corporation, then indemnification with respect to each type of claim shall be determined separately, with the former claims being determined on the basis of the standard of conduct set forth in Section 2 above and the latter claims being determined on the basis of the standard of conduct set forth in Section 1 above.

              (b) If the person (including the Board of Directors, independent legal counsel, the stockholders or a court) making the determination under Section 4(a) shall determine that a person seeking indemnification under Sections 1 or 2 hereof has met the applicable standard of conduct as to some claims, issues or matters involved in the action, suit or proceeding but not as to others, such person making the determination shall reasonably pro rate the amounts (costs, charges, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement) with respect to which indemnification is sought by such person among such claims, issues or matters. This
       Section 9(b) is intended to
       provide for proration not only pursuant to Section 9(a) above, but also as between claims, issues and matters that are involved in any particular action, suit or proceeding (or portion thereof) by or in the right of the corporation or in any particular action, suit or proceeding (or portion thereof) other than by or in the right of the corporation.

              (c) In the event that it should be determined that an officer or director of the corporation is entitled to partial, but not full, indemnification under Sections 1, 2, and 3 of this Article, the corporation shall make such indemnification to the fullest extent permitted by such determination.

       Section 10. Other Rights; Continuation of Right to Indemnification; Funding; Certain Limitations.

              (a) The indemnification and advancement and reimbursement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement or reimbursement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or directors, determination of a court, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall apply to claims, issues, matters or states of facts occurring, accruing or existing prior to the adoption of this Article, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors, and administrators of such person.

              (b) In consideration of the continued service by each director, officer, employee and agent of the corporation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the corporation, the corporation agrees that the rights to indemnification and advancement and reimbursement of expenses provided in these Bylaws and the right to indemnification and advancement and reimbursement of expenses provided in the corporation's Certificate of Incorporation shall constitute a contract between the corporation and each such director, officer, employee and agent; provided, however, that nothing contained herein shall prevent or restrict the corporation's amending, altering or repealing these Bylaws or the Certificate of Incorporation so as to change the provisions thereof dealing with indemnification and advancement and reimbursement of expenses or any other provisions thereof without the consent of the directors, officers, employees and agents of the corporation. Notwithstanding the foregoing, any such amendment shall have only prospective effect, and each director, officer, employee or agent entitled to indemnification or advancement or reimbursement of expenses under these Bylaws or under the Certificate of Incorporation shall have a fully vested right to indemnification and advancement or reimbursement of expenses under the provisions of these Bylaws and the Certificate of Incorporation as then in effect as to any claim, issue, matter or state of facts occurring, accruing or existing while such provisions are in effect or prior thereto (even if an action, suit or proceeding based on such claim, issue or matter is brought after the amendment, alteration or repeal of any such provision), irrespective of any subsequent amendment, alteration or repeal thereof.

              (c) Notwithstanding any other provision of this Article, the corporation shall indemnify the directors and officers of the corporation to the fullest extent permitted by law,





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
       notwithstanding that such indemnification may not be specifically authorized by the provisions of this Article, by the corporation's Certificate of Incorporation, or by statute. In the event of any changes, after the date of adoption of this Article, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify its directors and/or officers, such changes shall be, ipso facto, within the purview of the rights of the corporation's directors and officers, and the obligations of the corporation, under the preceding sentence.

              (d) The Board of Directors may also elect, by a majority vote of a quorum of the Board of Directors, to fund its obligations hereunder to provide indemnification or advancement or reimbursement of expenses by any means, including, without limitation, maintenance of a letter of credit or surety bond with respect thereto, assignment of corporate assets for such purpose, establishment of a trust or escrow therefor.

              (e) Notwithstanding Section 1(a), Section 2(a) or Section 5(a) hereof, the corporation shall not be required to, but may in its discretion, indemnify or advance or reimburse any expenses to, any person under this Article in respect of any action, suit or proceeding
       (i) brought, instituted or initiated by such person as plaintiff or claimant, or (ii) brought, instituted or initiated against such person in his or her capacity as a director or officer of the corporation or a Subsidiary by any other person who is a director of the corporation or a Subsidiary and in which the corporation or a Subsidiary is not a party plaintiff. This provision shall not apply to (i) the filing of an answer, response, counterclaim, cross-claim or similar pleading by a person who would be entitled to indemnification or advancement or reimbursement of expenses under this Article but for the preceding sentence, in any action, suit or proceeding brought, instituted or initiated by or on behalf of the corporation or a Subsidiary or (ii) an action, suit or proceeding to enforce a person's rights under this Article.

       Section 11. Insurance. The corporation may purchase and/or maintain insurance on behalf of any person who is or was or has or had agreed to become a director or officer of the corporation, or (while a director or officer of the corporation) is or was serving or has or had agreed to serve at the request of the corporation as an employee or agent of the corporation or as a director, officer, partner, venturer, proprietor, trustee, committee, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against any and all liability asserted against him an incurred by him or on his behalf in any such capacity, or arising out of his status as such, or otherwise, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, the Certificate of Incorporation or under any statute, law or rule. Any such insurance to be maintained may provide different terms with respect to the protection afforded thereunder to the class of directors of the corporation and the class of officers of the corporation.

       Section 12. Meaning of Terms. For purposes of this Article references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and/or officers, so that any person who is or was a director of such constituent corporation, or (while a director or officer of the corporation) is or was serving at the request of such constituent corporation as an employee or agent of the corporation or as a director, officer, partner, venturer, proprietor, trustee, committee member, administrator, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to "other enterprises" shall include employee benefit plans, reference to "fines" shall include any excise taxes assessed to a person with respect to an employee benefit plan, and references to "serving at the request of the corporation" shall include any service by a director, officer, employee or agent of the corporation that imposes duties upon, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan maintained in whole or in part for employees of the corporation and/or its subsidiaries, its participants, or beneficiaries. For purposes of this Article, a person who acted in good faith in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

       Section 13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been so invalidated, and to the fullest extent permitted by applicable law. If any provision hereof should be held, by a court of competent jurisdiction, to be invalid, such provision shall be limited only to the extent necessary to make such provision enforceable, it being the intent of the Bylaws to indemnify each individual who serves or has served or who has or had agreed to serve as a director or officer of the corporation to the maximum extent permitted by law.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

       Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of statute and the certificate of incorporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of statute and the certificate of incorporation.

       Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

       Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

       Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

       Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE IX
                                   AMENDMENTS

       Section 1. These bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.


                              *    *    *   *   *

       The foregoing Amended and Restated Bylaws were adopted by the Board of Directors as of June __, 1996.


                                        _____________________________________
                                        Janey D. Rife
                                        Secretary





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